Exhibit 99.1

Enservco Corporation Receives Notice of Noncompliance from NYSE American Exchange Related to Stockholders’ Equity Level

Management and Board Encourage Stockholders to Vote in Favor of Proposal 2 in Proxy Statement Regarding Share Issuance Related to Debt Conversion

Longmont, CO – March 8, 2023 – Enservco Corporation (NYSE American: ENSV), a diversified national provider of specialized well-site services to the domestic onshore conventional and unconventional oil and gas industries, today announced it has received a notice of noncompliance from NYSE Regulation due to the Company’s stockholders’ equity of approximately $1.2 million at December 31, 2022 being below the required minimum level. This NYSE notice has no immediate effect on the listing or trading of the Company’s common stock. Enservco has approximately 13 months to cure the deficiency and regain compliance with continued listing standards and is in contact with the NYSE American on a plan to do so.

Mark Patterson, Chief Financial Officer of Enservco, said, “We are in touch with the NYSE American and have already filed a deficiency cure plan, which they have accepted. Steps we have taken toward that cure in the first quarter include completion of a $3.5 million capital raise and the conversion by Cross River Partners of $1.1 million in convertible debt to equity. Pending shareholder approval at our June 13, 2023 Annual Meeting, Cross River Partners intends to convert up to an additional $2.5 million of convertible debt to equity, and we believe that event would satisfy the NYSE American’s stockholders’ equity requirement.

“Enservco’s management team and Board strongly encourage shareholders to vote in favor of the proposal to issue common shares and warrants to Cross River Partners in return for Cross River Partners converting its convertible debt to equity,” Patterson added. “Shareholders can vote by returning via mail the proxy card they received with their proxy materials or by telephone, internet or in person at the Annual Meeting.”

Enservco also said it anticipated timely filing of its 2023 first quarter Form 10-Q no later than May 15, 2023.

About Enservco

Through its various operating subsidiaries, Enservco provides a range of oilfield services, including hot oiling, acidizing, frac water heating, and related services. The Company has a broad geographic footprint covering seven major domestic oil and gas basins and serves customers in Colorado, Montana, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming, West Virginia, Utah, Michigan, Illinois, Florida, New Mexico, and Louisiana. Additional information is available at www.enservco.com.

Cautionary Note Regarding Forward-Looking Statements

This news release contains information that is "forward-looking" in that it describes events and conditions Enservco reasonably expects to occur in the future. Expectations for the future performance of Enservco are dependent upon a number of factors, and there can be no assurance that Enservco will achieve the results as contemplated herein. Certain statements contained in this release using the terms "may," "expects to," “should,” and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond Enservco's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in Enservco’s annual report on Form 10-K for the year ended December 31, 2021, and subsequently filed documents with the SEC. Forward looking statements in this news release that are subject to risk include the Company’s ability to cure the stockholders’ equity deficiency and regain compliance with the NYSE American’s continued listing standards, and ability to gain shareholder approval for conversion of Cross River Partners’ convertible debt to equity; and the Company’s plans to file its first quarter Form 10-Q by May 15, 2023. It is important that each person reviewing this release understand the significant risks attendant to the operations of Enservco. Enservco disclaims any obligation to update any forward-looking statement made herein.

Contact:

Mark Patterson

Chief Financial Officer

Enservco Corporation

mpatterson@enservco.com